UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2017 (November 21, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Denver, CO, Suite 201	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

As used in this Current Report, all references to the terms “we”, “us”, “our”, “MassRoots” or the “Company” refer to MassRoots, Inc., unless the context clearly requires otherwise.

Item 8.01

Other Events

On November 21, 2017, the Company issued a press release titled, “MassRoots Files Suit Against Former CEO; Company’s allegations include misappropriation of Company funds and violation of Separation Agreement.” A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release titled “MassRoots Files Suit Against Former CEO; Company’s allegations include misappropriation of Company funds and violation of Separation Agreement”, dated November 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: November 21, 2017	By:	/s/ Scott Kveton
Scott Kveton
Chief Executive Officer